SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               -------------------

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                TO CURRENT REPORT
             PURSUANT TO RULE 12B-15 AND SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              --------------------

                                 APRIL 18, 1997
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                          DOLLAR FINANCIAL GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)


          NEW YORK                  333-18221                  13-2997911
(State or Other Jurisdiction       (Commission                (IRS Employer
      of Incorporation)            File Number)            Identification No.)


                        1436 LANCASTER AVENUE, SUITE 210
                         BERWYN, PENNSYLVANIA 19312-1288
                    (Address of Principal Executive Offices)


                                  610-296-3400
              (Registrant's telephone number, including area code)

      This Amendment No. 1 (this "Amendment") amends and restates in its entirety each of Item 2 and Item 7 of the Current Report on Form 8-K of Dollar Financial Group, Inc. (the "Company"), as filed with the Securities and Exchange Commission on May 5, 1997 (the "Form 8-K").

ITEM 2:     ACQUISITION OR DISPOSITION OF ASSETS

                     The Company, Dollar Financial Canada, LTD., an indirect
            wholly owned subsidiary of the Company (the "Acquiror"), Canadian Capital Corporation ("CCC"), Dollar Ontario LTD., an indirect wholly owned subsidiary of the Company ("Dollar Ontario"), and Gus E. Baril, Leslie A. Baril and the Baril Family Trust (collectively, the "Barils") entered into a Purchase Agreement (the "Agreement") dated as of March 31, 1997. Pursuant to the Agreement, on April 18, 1997, the Acquiror acquired from the Barils and CCC all of the outstanding capital stock of Dollar Ontario (the "Acquisition") for cash consideration of C$18.6 million (or US$13.3 million using the exchange rate of US$1.00 = C$1.397 as of April 18, 1997) plus initial working capital of approximately C$2.5 million (US$1.8 million). The Acquisition was funded with cash from the Company. The purchase price of Dollar Ontario was determined through arm's length negotiations among the Company, the Barils and CCC.

                     Prior to the Acquisition, Dollar Ontario acquired from CCC and the Barils, CCC's Canadian check cashing and consumer financial product business, consisting of CCC's 43 stores that operate in Ontario, Canada under the name "Money Mart". These 43 stores are franchisees of National Money Mart Inc., an indirect wholly owned subsidiary of the Company.


ITEM 7:     FINANCIAL STATEMENTS AND EXHIBITS.

            (a)         FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.
                        The following financial statements of CCC are attached hereto and made a part hereof:

                           (i)   Auditors' Report

                           (ii) Balance Sheets as of May 31, 1995 and 1996 and Interim Unaudited Balance Sheet as of February 28, 1997

                           (iii) Statement of Operations and Retained Earnings
                                 for the years ended May 31, 1995 and 1996 and Interim Unaudited Statement of Operations and Retained Earnings for the nine months ended February 29, 1996 and February 28, 1997

                           (iv) Statement of Cash Flows for the years ended May 31, 1996 and 1995 and Interim Unaudited Statement of Cash Flows for the nine months ended February 29, 1996 and February 28, 1997

                           (v) Notes to Audited Financial Statements and Interim Unaudited Financial Statements

     (b)  PRO FORMA FINANCIAL INFORMATION.
          The following unaudited condensed combined pro forma financial statements of the Company, reflecting the acquisition of Dollar Ontario, are attached hereto and made a part hereof:

                (i) Unaudited Condensed Combined Pro Forma Financial Data

               (ii) Unaudited Condensed Combined Pro Forma Balance Sheet as of
                    December 31, 1996

              (iii) Unaudited Condensed Combined Pro Forma Income Statement for
                    the Fiscal Year ended June 30, 1996

               (iv) Unaudited Condensed Combined Pro Forma Income Statement for
                    the six months ended December 31, 1996

               (v)  Notes to Unaudited Condensed Combined Pro Forma Financial
                    Data


     (c)  EXHIBITS.

               2.1 Purchase Agreement, dated as of March 31, 1997, among Dollar Financial Group, Inc., Dollar Financial Canada, LTD., Canadian Capital Corporation, Dollar Ontario LTD. and Gus E. Baril, Leslie A. Baril and the Baril Family Trust. The schedules to the Purchase Agreement and the exhibits thereto have been omitted. The Company will furnish supplementally to the Commission any of the schedules or exhibits upon request.

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                                            DOLLAR FINANCIAL GROUP, INC.


Date:       May 9, 1997                  By: /s/ Donald F. Gayhardt
                                             ---------------------------------
                                             Donald F. Gayhardt,
                                             Executive Vice President
                                             and Chief Financial Officer

                                AUDITORS' REPORT

To the Directors of
Canadian Capital Corporation

            We have audited the balance sheets of Canadian Capital Corporation as at May 31, 1996 and 1995 and the statements of operations and retained earnings and cash flows for the two years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

            In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at May 31, 1996 and 1995 and the results of its operations and the changes in its cash flows for the years then ended in accordance with generally accepted accounting principles.



                                             /s/   BDO DUNWOODY
                                             Chartered Accountants

Toronto, Ontario
July 26, 1996

                          CANADIAN CAPITAL CORPORATION

                           CONSOLIDATED BALANCE SHEETS

                                                                                                              As at
                                                                     As at May 31,                         February 28,
                                                        -----------------------------------------     -----------------------
                                                              1995                   1996                      1997
                                                        ------------------     ------------------     -----------------------
                                                               $CN                    $CN                      $CN
                                                                                                           (unaudited)
ASSETS
Current
   Cash..........................................                3,925,080              4,134,716                   2,743,104
   Accounts receivable...........................                  279,704                334,630                     442,763
   Prepaid expenses..............................                  320,500                452,748                     247,668
   Loan receivable (Note 2)......................                   28,545                 36,375                   2,373,039
   Income taxes receivable ......................                    1,560                    ---                         ---
                                                        ------------------     ------------------     -----------------------
                                                                 4,555,389              4,958,469                   5,806,574

Capital assets (Note 3)..........................                4,329,415              4,367,409                   4,232,914
Other assets (Note 4)............................                  455,500                424,234                     400,784
Deferred taxes...................................                   22,759                  9,290                       9,290
                                                        ------------------     ------------------     -----------------------
                                                                 9,363,063              9,759,402                  10,449,562
                                                        ==================     ==================     =======================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
   Accounts payable..............................                2,136,586              1,907,243                   1,623,124
   Management salaries payable...................                2,610,000              3,050,000                   3,000,000
   Income taxes payable..........................                      ---                  6,320                      14,416
   Current portion of long-term debt (Note 5)....                  500,664                391,466                      70,469
                                                        ------------------     ------------------     -----------------------
                                                                 5,247,250              5,355,029                   4,708,009

Long-term debt (Note 5)                                            391,979                    ---                         ---
Due to shareholders (Note 6)                                     3,490,804              4,290,683                   4,848,363
Other Liabilities (Note 7).......................                      ---                    ---                     688,285
                                                        ------------------     ------------------     -----------------------
Total liabilities................................                9,130,033              9,645,712                  10,244,657
                                                        ------------------     ------------------     -----------------------

Shareholders' equity
   Share capital ................................                      105                    105                         105
   Retained earnings                                               232,925                113,585                     204,800
                                                        ------------------     ------------------     -----------------------
Total shareholders' equity.......................                  233,030                113,690                     204,905
                                                        ------------------     ------------------     -----------------------
                                                                 9,363,063              9,759,402                  10,449,562
                                                        ==================     ==================     =======================


On behalf of the board:

____________________________Director

____________________________Director

The accompanying notes are an integral part of these financial statements.

                          CANADIAN CAPITAL CORPORATION

                            STATEMENTS OF OPERATIONS
                              AND RETAINED EARNINGS

                                                           Year ended May 31,                          Nine months ended
                                              ------------------------------------------   ---------------------------------------
                                                                                               February 29,           February 28,
                                                    1995                     1996                  1996                  1997
                                              -------------------     ------------------   -------------------     ---------------
                                                    $CN                     $CN                   $CN                      $CN
                                                                                                           (unaudited)
Revenue...................................            13,689,864             14,847,823            10,873,798           11,770,158

Expenses
   Amortization...........................               292,936                309,325               215,196              244,494
   Amortization of goodwill...............                31,266                 31,266                23,450               23,450
   Franchise royalties....................               976,196              1,046,015               783,358              826,604
   General and administrative.............             3,174,509              3,324,246             2,238,719            2,144,252
   Interest and bank charges .............               523,910                508,469               376,510              321,176
   Interest on long-term debt.............                99,650                 55,372                46,804               11,375
   Loss on disposal of capital assets.....                 9,023                    ---                   ---               11,886
   Management salaries....................             2,610,000              3,050,000             2,287,500            3,000,000
   Rent...................................             1,183,054              1,139,382               838,136              943,415
   Salaries and benefits .................             4,600,769              5,208,762             3,738,270            4,043,213
                                              -------------------     ------------------   -------------------     ----------------
                                                      13,501,313             14,672,837            10,547,943           11,569,865
                                              -------------------     ------------------   -------------------     ----------------

Income before income taxes................               188,551                174,986               325,855              200,293
                                              -------------------     ------------------   -------------------     ----------------

Income taxes
   Current................................                45,181                 48,857                43,959               44,078
   Deferred...............................                 5,080                 13,469                   ---                  ---
                                              -------------------     ------------------   -------------------     ----------------

                                                          50,261                 62,326                43,959               44,078
                                              -------------------     ------------------   -------------------     ----------------

Net income................................               138,290                112,660               281,896              156,215

Retained earnings, beginning of year......               159,635                232,925               232,925              113,585
                                              -------------------     ------------------   -------------------     ----------------


                                                         297,925                345,585               514,821              269,800
                                              -------------------     ------------------   -------------------     ----------------

Dividends
   Common shares .........................                   ---                167,000               167,000                  ---
   Preference shares......................                65,000                 65,000                65,000               65,000
                                              -------------------     ------------------   -------------------     ----------------
                                                          65,000                232,000               232,000               65,000
                                              -------------------     ------------------   -------------------     ----------------

Retained earnings, end of year............               232,925                113,585               282,821              204,800
                                              ===================     ==================   ===================     ================


The accompanying notes are an integral part of these financial statements.

                          CANADIAN CAPITAL CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                     Year ended May 31,                     Nine months ended
                                                              ---------------------------------     -------------------------------
                                                                                                       February 29,    February 28,
                                                                     1995            1996                 1996            1997
                                                              ---------------  ----------------     -------------------------------
                                                                    $CN               $CN                  $CN              $CN
Cash provided by (used in)                                                                                       (unaudited)
OPERATING ACTIVITIES
   Net income.................................................       138,290           112,660              281,896        156,215
   Items not involving cash
      Amortization............................................       324,202           340,591              238,646        267,944
      Deferred income taxes...................................         5,080            13,469                  ---            ---
      Loss on disposal of capital assets......................         9,023               ---                  ---            ---
                                                              ---------------  ----------------     ----------------  -------------
                                                                     476,595           466,720              520,542        424,159

Changes in non-cash working capital balances
   Accounts receivable........................................     (150,718)          (54,926)             (19,212)      (108,133)
   Prepaid expenses...........................................       (4,776)         (132,248)            (172,871)        205,080
   Accounts payable and other liabilities.....................        36,604         (229,343)            (444,174)        404,166
   Income taxes...............................................       (7,996)             7,880                6,908          8,096
   Management salaries payable................................       200,000           440,000            (322,500)        (50,000)
                                                              ---------------  ----------------     ----------------  -------------

                                                                     549,709           498,083            (431,307)        883,368
                                                              ---------------  ----------------     ----------------  -------------

INVESTING ACTIVITIES
   Loans receivable...........................................         3,550           (7,830)          (2,329,800)    (2,336,664)
   Purchase of capital assets.................................     (296,380)         (347,319)            (255,971)      (109,999)
                                                              ---------------  ----------------     ----------------  -------------

                                                                   (292,830)         (355,149)          (2,585,771)    (2,446,663)
                                                              ---------------  ----------------     ----------------  -------------

FINANCING ACTIVITIES
   Long-term debt.............................................     (500,110)         (501,177)            (375,839)      (320,997)
   Due to shareholder.........................................       786,529           799,879            1,443,730        557,680
   Dividends paid.............................................      (65,000)         (232,000)            (232,000)       (65,000)
                                                              ---------------  ----------------     ----------------  -------------

                                                                     221,419            66,702              835,891        171,683
                                                              ---------------  ----------------     ----------------  -------------

Increase in cash..............................................       478,298           209,636          (2,181,187)    (1,391,612)

Cash and equivalents, beginning of year.......................     3,446,782         3,925,080            3,925,080      4,134,716
                                                              ---------------  ----------------     ----------------  -------------

Cash and equivalents, end of year.............................     3,925,080         4,134,716            1,743,893      2,743,104
                                                              ===============  ================     ================  =============


The accompanying notes are an integral part of these financial statements.

                          CANADIAN CAPITAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        UNAUDITED WITH RESPECT TO FEBRUARY 29, 1996 AND FEBRUARY 28, 1997


1.          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Capital Assets      Capital assets are stated at cost less
                    accumulated amortization.
                    Amortization is provided as follows:

                    Buildings                  -  5% declining balance basis
                    Furniture and fixtures     -  20% declining balance basis
                    Signs                      -  20% declining balance basis
                    Automobiles                -  30% declining balance basis
                    Computer equipment         -  30% declining balance basis
                    Leasehold improvements     -  Straight line basis over term
                                                  of lease plus one renewal
                                                  period
                    Franchise fees             -  Straight line basis over the
                                                  ten year life of the franchise
                                                  agreement

Deferred Income
Taxes Deferred income taxes result from recording amortization in the accounts in excess of capital cost allowance claimed for income tax purposes.


Interim Financial
Information         The financial information presented as of and for the
                    periods ending February 29, 1996 and February 28, 1997 has been prepared by management from the books and records without audit or review. Such financial information does not include all disclosures required by generally accepted accounting principles. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial informationfor the periods indicated have been included. The data disclosed in these notes to financial statements related to the interim information is also unaudited.

                          CANADIAN CAPITAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        UNAUDITED WITH RESPECT TO FEBRUARY 29, 1996 AND FEBRUARY 28, 1997

2.    LOAN RECEIVABLE

                                                                    May 31,                                February 28,
                                                  -----------------------------------------------    -----------------------
                                                         1995                      1996                        1997
                                                  -------------------      -------------------       -----------------------
                                                         $CN                       $CN                         $CN
                                                                                                           (unaudited)
Baril Equities LTD., affiliated company(a)                     28,545                   36,375                        53,661
Willelco Financial, Inc., affiliated company                      ---                      ---                     1,669,378
Commission Exchange, affiliated company                           ---                      ---                       650,000
                                                  -------------------       -------------------       -----------------------
                                                               28,545                   36,375                     2,373,039
                                                  ====================      ===================       =======================


(a)The loan is interest free and due on demand.

3.    CAPITAL ASSETS

                                                                                May 31,
                                      --------------------------------------------------------------------------------------------
                                                          1995                                            1996
                                      ------------------------------------------      --------------------------------------------
                                                               Accumulated                                        Accumulated
                                             Cost              Amortization                   Cost                Amortization
                                      ------------------   ---------------------      --------------------     -------------------
                                             $CN                   $CN                      $CN                        $CN
Land                                           1,492,462                    ---                 1,492,462                     ---
Buildings.......................               2,419,496                429,385                 2,419,496                 532,841
Furniture and fixtures..........                 795,092                441,372                   868,905                 519,229
Signs   ........................                 234,036                131,290                   247,143                 153,284
Automobiles.....................                  24,168                 18,365                    24,163                  20,106
Computer equipment..............                 193,919                141,155                   413,168                 175,584
Leasehold improvements..........                 493,737                252,213                   534,891                 301,708
Franchise fees..................                 233,613                143,328                   233,613                 163,680
                                      ------------------   ---------------------      --------------------    --------------------
                                               5,886,523              1,557,108                 6,233,841               1,866,432
                                      ------------------   ---------------------      --------------------    --------------------

Net Book Value..................                                      4,329,415                                         4,367,409
                                                           =====================                              ====================


                          CANADIAN CAPITAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        UNAUDITED WITH RESPECT TO FEBRUARY 29, 1996 AND FEBRUARY 28, 1997


3.          CAPITAL ASSETS-CONTINUED

                                                February 28, 1997
                                   --------------------------------------------
                                                               Accumulated
                                        Cost                   Amortization
                                   -------------------      -------------------
                                        $CN                        $CN
                                                   (unaudited)
Land                                        1,492,462                      ---
Buildings.......................            2,436,495                  606,657
Furniture and fixtures..........              886,790                  572,172
Signs   ........................              268,242                  170,126
Computer equipment..............              418,277                  223,644
Leasehold improvements..........              498,900                  251,291
Franchise fees..................              233,613                  177,975
                                   -------------------      -------------------
                                            6,234,779                2,001,865
                                   -------------------      -------------------
Net Book Value..................                                     4,232,914
                                                            ===================


4.    OTHER ASSETS

                                                                             May 31,
                               ----------------------------------------------------------------------------------------------------
                                                    1995                                                  1996
                               -----------------------------------------------      -----------------------------------------------
                                                             Accumulated                                          Accumulated
                                      Cost                   Amortization                   Cost                  Amortization
                               --------------------      ---------------------      ---------------------       -------------------
                                       $CN                       $CN                        $CN                       $CN
Goodwill...................                535,805                    107,161                    535,805                   133,951
Acquisition costs..........                 44,760                     17,904                     44,760                    22,380
                               --------------------      ---------------------      ---------------------       -------------------
                                           580,565                    125,065                    580,565                   156,331
                               --------------------      ---------------------      ---------------------       -------------------
Net book value.............                                           455,500                                              424,234
                                                         =====================                                  ===================



                                              February 28, 1997
                              -----------------------------------------------
                                                            Accumulated
                                     Cost                   Amortization
                              --------------------      ---------------------
                                      $CN                       $CN
                                                (unaudited)

Goodwill....................               535,805                    154,044
Acquisition costs...........                44,760                     25,737
                              --------------------      ---------------------
                                           580,565                    179,781
                              --------------------      ---------------------
Net book value..............                                          400,784
                                                        =====================

                          CANADIAN CAPITAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        UNAUDITED WITH RESPECT TO FEBRUARY 29, 1996 AND FEBRUARY 28, 1997


5.    LONG-TERM DEBT

                                                                                                May 31,               February 28,
                                                                                    -------------------------------  ---------------
                                                                                          1995             1996           1997
                                                                                      -------------    ------------   ------------
                                                                                          $CN              $CN            $CN
                                                                                                                       (unaudited)
First mortgage, repayable $CN 550 per month plus interest at 7% per annum, secured by property at 1576 Queen Street,
   maturing September 1996 ........................................................        82,795           76,282            ---

First mortgage, repayable $CN 530 per month plus interest at 7% per annum, secured by property at 1576 Queen Street, maturing
  September                                                                                   ---              ---         65,292
  1998.............................................................................

Royal Bank of Canada, repayable $CN 16,028 monthly plus interest at prime plus
   3/4%, secured by property at 1022 Bloor Street West and 1702 Eglington Avenue
   West, and a second charge on
   1576 Queen Street due December 1996.............................................       275,146           82,810            ---

Royal Bank of Canada, repayable $CN 8,333 monthly plus interest at prime plus
   3/4%, secured by property at 268 Parliament Street,
   due December 1996                                                                      120,339           44,343            ---

Royal Bank of Canada, repayable $CN 9,722 monthly plus interest at prime plus
   3/4%, secured by property at 492 Bloor Street West,
   due March 1997                                                                         204,170           87,506            ---

Royal Bank of Canada, repayable $CN 9,139 monthly plus interest at prime plus
   3/4%, secured by property at 7051-7055 Yonge
   Street, due April 1997..........................................................       210,193          100,525          5,177
                                                                                     -------------     ------------  -------------
                                                                                          892,643          391,466         70,469
Less:  current portion                                                                    500,664          391,466         70,469
                                                                                     -------------     ------------  -------------
                                                                                          391,979              ---            ---
                                                                                     =============     ============  =============

6.    DUE TO SHAREHOLDERS

                                                            May 31,                                     February 28,
                                            ---------------------------------------------         ---------------------------
                                                  1995                      1996                             1997
                                            ------------------      ---------------------         ---------------------------
                                                  $CN                       $CN                              $CN
                                                                                                         (unaudited)
Interest bearing at 8% per annum ......             1,586,150                  2,219,029                           2,781,718
Non-Interest bearing ..................             1,904,654                  2,071,654                           2,066,645
                                            ------------------      ---------------------         ---------------------------
                                                    3,490,804                  4,290,683                           4,848,363
                                            ==================      =====================         ===========================

The loans are secured by a second charge against the assets of the company.

                          CANADIAN CAPITAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        UNAUDITED WITH RESPECT TO FEBRUARY 29, 1996 AND FEBRUARY 28, 1997


7.   OTHER LIABILITIES

       In June 1996, the Company entered into a six year agreement with Western Union retroactive to January 1, 1996. A signing bonus of $CN 901,000 was received by the Company. The bonus will be recognized in income over the term of the Agreement. Revenue of $CN 62,500 and $CN 150,000 was recorded for the year ended May 31, 1996 and the unaudited nine months ended February 28, 1997, respectively.

8.    SHARE CAPITAL

      Authorized
            Unlimited number of common shares
            Unlimited number of non-voting preference
               shares, redeemable and retractable at $CN 1,000
               per share, non-cumulative dividends at 1/2% per month of the redemption amount

      Issued

                                                                     May 31,                                    February 28,
                                              -----------------------------------------------------       --------------------------
                                                       1995                        1996                            1997
                                              -------------------------    ------------------------       --------------------------
                                                        $CN                        $CN                             $CN
                                                                                                               (unaudited)
            843  Common shares.............                         88                          88                               88
          1,300  Preference shares.........                         17                          17                               17
                                              -------------------------    ------------------------       --------------------------
                                                                   105                         105                              105
                                              =========================    ========================       ==========================


9.    BANK LOAN FACILITY

      The Company has a revolving credit facility for operations which is secured by a general security agreement providing a first charge over all assets of the Company other than real estate, hypothecation of deposit balances, a debenture in the amount of $CN 3,000,000, a personal guarantee and a postponement of claim by two shareholders in the amount of $CN 4,905,000. The debenture, the guarantee and the postponement of claim are secured by personal and corporate owned real estate. The Company had outstanding loans of $CN 3,140,000, $CN 3,050,000 and $CN 2,760,000 at May 31, 1995 and 1996 and at February 28, 1997, respectively, under this facility which have been reflected in these financial statements as an offset against the compensating deposit balances.

                          CANADIAN CAPITAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        UNAUDITED WITH RESPECT TO FEBRUARY 29, 1996 AND FEBRUARY 28, 1997


10.   RELATED PARTY TRANSACTIONS

      During the year the Company paid and received the following amounts from related party transactions with a shareholder of the Company:

                                                        May 31,                        February 29,              February 28,
                                  ------------------------------------------------   -----------------       ---------------------
                                         1995                           1996               1996                      1997
                                  --------------------           ------------------  -----------------       ---------------------
                                          $CN                           $CN                $CN                       $CN
                                                                                                    (unaudited)
Rent expense....................              138,872                      129,684            97,263                     126,868
Interest expense................              118,807                      165,318           120,684                      85,105
Rental income...................               31,880                       35,460            24,595                      20,895
Management fee income...........               18,719                       12,000            16,306                      14,200
                                               ------                       ------            ------                      ------
                                              308,278                      342,462           258,848                     247,068
                                              =======                      =======           =======                     =======


11.   COMMITMENTS

      The Company has leased realty and other equipment at an annual rental for the next five years as follows:

                                                         $CN

                         1997.....................     948,562
                         1998.....................     820,552
                         1999.....................     614,862
                         2000.....................     388,407
                         2001.....................     162,658

      The Company has contracted to pay royalties in the amount of approximately 7% of revenue to the national franchisor.

12.   CONTINGENT LIABILITIES

      The Company had outstanding letters of guarantee in the amount of $CN 196,000, $CN 245,000 and $CN 61,000 as at May 31, 1995 and 1996 and at
      February 28, 1997, respectively.

13. DIFFERENCES BETWEEN CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("CN GAAP") AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("US GAAP") (UNAUDITED)

      The accompanying consolidated financial statements have been prepared in accordance with CN GAAP, and are presented in Canadian Dollars. The accounting policies of the Company also comply, in all material respects, with US GAAP as at May 31, 1995 and 1996, and at February 28, 1997 and therefore the financial results would not require amendment if the financial statements were to be prepared in accordance with US GAAP.

                          CANADIAN CAPITAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        UNAUDITED WITH RESPECT TO FEBRUARY 29, 1996 AND FEBRUARY 28, 1997



14.   SUBSEQUENT EVENTS (UNAUDITED)

      On April 18, 1997, substantially all of the operating assets of the Company, other than land and buildings, were sold to Dollar Ontario LTD., a newly formed company owned by the Company's shareholders. All of the outstanding common stock of Dollar Ontario LTD was in turn acquired by Dollar Financial Canada, LTD., a wholly owned subsidiary of Dollar Financial Group Inc. The sale of the Company's operating assets was effected through an interim amalgamation of the Company and several other entities under common control.

              UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL DATA

            The following unaudited condensed combined pro forma balance sheet as of December 31, 1996 and the unaudited condensed combined pro forma statements of income for the fiscal year ended June 30, 1996 and for the six months ended December 31, 1996 set forth herein give effect to the acquisitions by Dollar Financial Group, Inc. (The "Company" or "DFG") of Chex$Cashed on September 18, 1995, Anykind Check Cashing Centers, Inc. ("Anykind") on August 8, 1996, ABC Check Cashing, Inc. ("ABC") on August 28, 1996, National Money Mart Inc. ("Money Mart") and Cash-N-Dash Check Cashing, Inc. ("Cash-N-Dash") on November 15, 1996, C&C Check Cashing, Inc. ("C&C") on November 21, 1996 and Dollar Ontario LTD. ("DOL") on April 18, 1997 (collectively the "Acquisitions"). The unaudited condensed combined balance sheet assumes the acquisition of DOL occurred on December 31, 1996. The unaudited condensed combined pro forma statements of income assume all of the Acquisitions occurred as of July 1, 1995. The unaudited condensed combined pro forma statements of income also give effect to the use of the net proceeds of $105.7 million from the November 15, 1996 issuance of 107/8% Senior Notes due 2006 (the "Offering") by the Company, a wholly owned subsidiary of DFG Holdings, Inc. ("Holdings"), and the net proceeds of $21.7 million from the sale of $22.0 million of Holdings Common Stock on August 8, 1996 (the "Equity Transaction") as if such transactions had occurred on July 1, 1995. See notes to the unaudited condensed combined pro forma financial statements for further explanation of these transactions.

            The unaudited condensed combined pro forma financial statements are not necessarily indicative of what the Company's results of operations and balance sheet would have been had the Acquisitions, the Equity Transaction and the Offering been consummated at the indicated dates, nor are they necessarily indicative of the Company's results of operations and balance sheet for any future period.

            For convenient translations purposes, an exchange rate of $1.00=C$1.364 as of December 31, 1996 has been utilized in connection with the acquisitions of Money Mart and DOL, both of which are Canadian corporations. For purposes of translating Money Mart's and DOL's operating results for the year ended June 30, 1996, an average exchange rate of $1.00=C$1.364 has been used; for purposes of translating Money Mart's and DOL's operating results for the six months ended December 31, 1996, an average exchange rate of $1.00=C$1.362 has been used.

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                             AS OF DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)


                                                                                                PRO FORMA           PRO FORMA
                                                                 DFG            DOL(a)        ADJUSTMENTS(a)         COMBINED
                                                                 ---            ---           --------------         --------
ASSETS:
Cash.....................................................      $61,911           ---            $(13,457)            $48,454
Accounts receivable......................................        7,892           324                  ---              8,216
Properties and equipment, net............................        6,868           615                  ---              7,483
Intangible assets........................................       94,028           ---               13,000            107,028
Prepaid expenses and other assets........................       11,189           120                  ---             11,309
                                                              --------        ------                -----           --------
       Total assets......................................     $181,888        $1,059                (457)           $182,490
                                                              ========        ======                =====           ========

LIABILITIES AND SHAREHOLDER'S EQUITY:
Accounts payable and accrued expenses....................      $32,259          $602                  ---            $32,861
Revolving credit facility................................          ---           ---                  ---                ---
Long-term debt and subordinated notes payable............        3,006           ---                  ---              3,006
10 7/8% Senior Notes due 2006.............................      110,000           ---                  ---            110,000
Shareholder's Equity.....................................       36,623           457                (457)             36,623
                                                              --------        ------               ------           --------
       Total liabilities and shareholder's equity........     $181,888        $1,059               $(457)           $182,490
                                                              ========        ======               ======           ========


                  UNAUDITED CONDENSED COMBINED PRO FORMA INCOME
                   STATEMENT AND OTHER OPERATING DATA FOR THE
                         FISCAL YEAR ENDED JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)

                                                                       HISTORICAL(b)
                                    --------------------------------------------------------------------------------------




                                                                                                        CASH
                                                        CHEX$                               MONEY        -N-
                                            DFG         CASHED       ANYKIND       ABC       MART       DASH       C&C        DOL
                                           ----         -------      -------    -  ----      ----       ----       ----       ---
Revenues...........................       $ 42,430    $ 1,269       $ 22,748   $ 4,807     $ 9,413   $ 6,232    $ 4,831     $10,968
Store and regional expenses:
   Salaries and benefits...........         13,975        441          6,757     1,564       2,233     1,837      1,882       3,052
   Occupancy.......................          4,031        160          2,602       620         737       811        699       1,141
   Depreciation....................            893         12            201       156         295       129        196         138
   Other...........................        11,709         229          5,624     1,072       2,243     1,119      1,219       2,567
                                           -------        ----         -----     -----       -----     -----      ------      -----

Total store and regional
   expenses........................         30,608        842         15,184     3,412       5,508     3,896      3,996       6,898
Corporate expenses.................          5,360        544          4,827     1,141       3,573       839        910       3,588
Loss on store closings
   and sales.......................       4,501(b)          --            --         3          --        --          --        ---
Other depreciation and
   amortization....................          1,858          1              7        34          68        57         21         115
Interest expense...................         3,385          27            509       129         174        83         53         233
                                            ------         ---           ---       ---         ---        --         ---        ---

Income (loss) before
   income taxes....................       (3,282)        (145)         2,221        88          90     1,357       (149)        134
                                          --------       -----         -----        --          --     -----       -----        ---
Income tax (benefit)
   provision ......................     (1,214)(i)        (40)           639         2          18        26         (6)         43
                                        ----------        ----           ---         -          --        --         ---         --

Net income (loss)..................      $ (2,068)     $ (105)       $ 1,582      $ 86        $ 72   $ 1,331     $ (143)        $91
                                         ========       ======       =======      ====        ====   =======      ======        ===
Pro forma Adjusted
   EBITDA (l)......................



{TABLE CONTINUED ON FOLLOWING PAGE]


                                     18(a)

[TABLE CONTINUED FROM PREVIOUS PAGE]



                                          ADJUSTMENTS
                                              FOR
                                         ACQUISITIONS,
                                             EQUITY         PRO
                                          TRANSACTION      FORMA
                                            AND THE          AS
                                           OFFERING       ADJUSTED
                                           ---------      --------

Revenues...........................         $(762)(d)     $101,936
Store and regional expenses:
   Salaries and benefits...........                --       31,741
   Occupancy.......................            190(e)       10,991
   Depreciation....................                --        2,020
   Other...........................               --       25,782
                                                  ---      ------

Total store and regional
   expenses........................               190       70,534
Corporate expenses.................       (11,427)(f)        9,355
Loss on store closings
   and sales.......................                --        4,504
Other depreciation and
   amortization....................         3,075 (g)        5,236
Interest expense...................         8,197 (h)       12,790
                                            ---------       ------

Income (loss) before
   income taxes....................            (797)         (483)
                                               ------        -----
Income tax (benefit)
   provision ......................         1,191 (j)          659
                                            ---------          ---

Net income (loss)..................         $ (1,988)    $ (1,142)
                                             ========    =========
Pro forma Adjusted
   EBITDA (l)......................                       $ 24,067



                                     18(b)

                  UNAUDITED CONDENSED COMBINED PRO FORMA INCOME
                   STATEMENT AND OTHER OPERATING DATA FOR THE
                       SIX MONTHS ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                         HISTORICAL(c)
                                    ----------------------------------------------------------------------------------------




                                                                                                  CASH
                                                                                     MONEY        -N-
                                         DFG           ANYKIND          ABC          MART         DASH         C&C         DOL
                                         ----          -------          ----         ----         ----         ----        ---
Revenues...........................    $   32,900         $2,571         $727        $3,840     $2,170         $2,126     $5,889
Store and regional expenses:
   Salaries and benefits...........        11,174         518(k)          237           873        716            816      1,711
   Occupancy.......................         3,317            291           99           327        314            288        585
   Depreciation....................           570             36           25           111         32             55         74
   Other...........................         8,542            722          190           722        343            418      1,314
                                            -----            ---          ---           ---        ---            ---      -----

Total store and regional
   expenses........................        23,603          1,567          551         2,033      1,405          1,577      3,684
Corporate expenses.................         3,023          2,032          182         1,711        337            493      1,869
Gain on store closings
   and sales.......................             7             --           --            --         --             --         --
Other depreciation and
   amortization....................         1,590              1            4            26         57             11         49
Interest expense...................         3,712              8            5            47         29             18         61
                                            -----              -            -            --         --             --         --

Income (loss) before
   income taxes and
    extraordinary item.............           965        (1,037)         (15)            23        342             27        226
Income tax provision ..............           617              6           --            --          5              1         22
                                              ---              -           --            --          -              -         --
Income (loss) before ex-
    traordinary item                          348        (1,043)         (15)            23        337             26        204
Extraordinary loss on debt
    extinguishment  (net of
    income tax benefit of
   $(1,042)                               (2,023)             --           --            --         --             --         --
                                        ---------             --           --            --         --             --         --
Net income (loss)..................    $  (1,675)       $(1,043)      $  (15)        $   23    $   337        $    26       $204
                                       ==========       ========      =======        ======    =======        =======       ====
Pro forma Adjusted
   EBITDA (l)......................


[TABLE CONTINUED ON FOLLOWING PAGE]

                                     19(a)

[TABLE CONTINUED FROM PREVIOUS PAGE]


                  UNAUDITED CONDENSED COMBINED PRO FORMA INCOME
                   STATEMENT AND OTHER OPERATING DATA FOR THE
                       SIX MONTHS ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)



                                         ADJUSTMENTS
                                             FOR
                                        ACQUISITIONS,
                                           EQUITY           PRO
                                         TRANSACTION       FORMA
                                           AND THE           AS
                                          OFFERING       ADJUSTED
                                          --------       --------

Revenues...........................        $(418)(d)      $49,805
Store and regional expenses:
   Salaries and benefits...........               --       16,045
   Occupancy.......................            95(e)        5,316
   Depreciation....................               --          903
   Other...........................               --       12,251
                                                  --       ------

Total store and regional
   expenses........................               95       34,515
Corporate expenses.................      (5,279)(f)         4,368
Gain on store closings
   and sales.......................               --            7
Other depreciation and
   amortization....................           814(g)        2,552
Interest expense...................         2,515(h)        6,395
                                            --------        -----

Income (loss) before
   income taxes and
    extraordinary item.............            1,437        1,968
Income tax provision ..............           592(j)        1,243
                                              ------        -----
Income (loss) before ex-
    traordinary item                             845          725
Extraordinary loss on debt
    extinguishment  (net of
    income tax benefit of
   $(1,042)                                       --      (2,023)
                                                  --      -------
Net income (loss)..................             $845     $(1,298)
                                                ====     ========
Pro forma Adjusted
   EBITDA (l)......................                       $11,825



                                     19(b)

                      NOTES TO UNAUDITED CONDENSED COMBINED
                            PRO FORMA FINANCIAL DATA



ACQUISITIONS

            As indicated below, the Company has made the following acquisitions since July 1995:

BUSINESS               DATE OF PURCHASE               PURCHASE PRICE
------------------ -------------------------     --------------------------
Chex$Cashed                  9/95                           $  7.4 million
AnyKind                      8/96                             31.0 million
ABC   ............           8/96                              6.0.million
Money Mart........          11/96                             17.7.million
Cash-N-Dash.......          11/96                              7.3.million
C&C   ............          11/96                              3.8.million
DOL...............           4/97                             13.3 million


            The acquisitions of AnyKind and ABC were funded in part through the Equity Transaction, the issuance of $2.0 million of Holdings Common Stock to the selling shareholders of AnyKind and additional borrowings of $35.0 million under a credit facility then existing ("the "Existing Credit Facility").

            The aforementioned purchase prices for Cash-N-Dash and C&C include contingent payments to the sellers of up to $750,000 payable over four years for Cash-N-Dash and up to $300,000 payable over three years for C&C based on future revenues of the Company.

            The acquisitions of ABC and Cash-N-Dash were made through the acquisition of assets and the assumption of certain liabilities, while the acquisitions of Chex$Cashed, AnyKind, Money Mart, C&C and DOL were made through the purchase of substantially all of the outstanding common stock of each company. Each acquisition was accounted for under the purchase method of accounting.

            The pro forma results of operations adjustments for the year ended June 30, 1996 and for the six months ended December 31, 1996 are those necessary to reflect the Company's net income as if the Acquisitions, the Equity Transaction and the Offering had taken place as of July 1, 1995.

            The pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable. The unaudited pro forma financial statement data are provided for informational purposes only and do not purport to be indicative of the Company's results of operations that would actually have been obtained had such acquisitions been completed as of July 1, 1995, or that may be obtained in the future.

OFFERING

            The Company has implemented a financing plan which included the Offering with gross proceeds of $110.0 million and the establishment of a new revolving credit facility (the "New Revolving Credit Facility"), which provides the Company with up to $25.0 million of availability. The proceeds of the Offering, together with borrowings under the New Revolving Credit Facility, were used to repay all outstanding indebtedness under the Existing Credit Facility, to fund the cash purchase price of the C&C, CND, Money Mart and DOL acquisitions, including initial working capital, and fees and expenses of the

Offering. The repayment of all of the Company's existing indebtedness under the Existing Credit Facility resulted in an extraordinary loss, net of taxes, in the six months ended December 31, 1996 of approximately $2.0 million.

NOTES

(a) Represents the recording of assets and liabilities of DOL under the purchase method of accounting as though the acquisition had occurred on December 31, 1996. These amounts include recording the excess of cost over the fair value of net assets acquired (goodwill).

(b) Represents (i) the historical consolidated statement of income of the Company, (ii) the historical results of operations of Chex$Cashed for the period from July 1, 1995 to September 18, 1995 (date of acquisition) and
     (iii) the historical consolidated statements of income of AnyKind, ABC, Money Mart, Cash-N-Dash, C&C and DOL, respectively, for the twelve months ended June 30, 1996. The historical results of operations of the Company for the year ended June 30, 1996 include a pretax charge of approximately $4,400,000 associated with the sale and closure of 19 store locations purchased in February 1995. The charge includes $3,300,000 for the write-off of the goodwill associated with the original acquisition of these stores, $600,000 for the write-off of store fixtures and equipment, $350,000 for the early termination of store leases and $150,000 for the accrual for other costs related to closing these store locations. Included in the accompanying historical results of operations of the Company are revenues of $1,470,000, store expenses of $2,352,000 and amortization expense of $56,000 related to these stores.

(c) Represents (i) the historical consolidated statement of income of the Company for the six months ended December 31, 1996, (ii) the historical results of operations of AnyKind for the period July 1, 1996 to August 8, 1996 (date of acquisition), (iii) the historical results of operations of ABC for the period from July 1, 1996 to August 28, 1996 (date of acquisition), (iv) the historical results of operations of Money Mart and Cash-N-Dash for the period from July 1, 1996 to November 15, 1996 (date of acquisitions), (v) the historical results of operations of C&C for the period from July 1, 1996 to November 21, 1996 (date of acquisition) and
     (vi) the historical results of operations of DOL for the period from July 1, 1996 to December 31, 1996.

(d) Reflects a decrease in revenues by the franchise fees paid to Money Mart from DOL of $762,000 and $418,000 for the year ended June 30, 1996 and the six months ended December 31, 1996, respectively.

(e) Reflects an increase in rent expense for properties owned by the previous shareholders of DOL but not acquired by the Company. Coincident with the acquisition of DOL, the Company has entered into lease agreements to rent the retail locations of these properties. The pro forma adjustment reflects rent expense associated with these leases.

(f)  Corporate expenses were reduced by (dollars in thousands):


                                                     Year Ended                 Six Months Ended December
                                                   June 30, 1996                         31, 1996
                                            -----------------------------      -----------------------------

  Consulting and management fees paid
     to former shareholders of
     AnyKind...............................              $4,154                          $  1,301
     Money Mart............................               1,946                             1,046
     ABC...................................                 422                                53
     Chex$Cashed...........................                 171                               ---
     DOL...................................               2,236                             1,469


  Compensation and benefits paid to
     certain former executives of
          AnyKind..........................             $   646                           $   419
          ABC..............................                 281                                58
          C&C..............................                 682                               428
          Chex$Cashed......................                 127                                87

   Franchise fees paid to acquiror.........               $ 762                           $   418
                                                          ------                           ------
                                                         $11,427                           $5,279
                                                         =======                           ======

     Pursuant to the respective purchase agreements, the above shareholders' and executives' consulting and/or employment agreements were cancelled or revised at the time of acquisition. The Company believes that the inclusion in the unaudited condensed combined pro forma income statements of the full amounts paid under these agreements would be inappropriate since they represent expenses incurred which the Company would not have recognized during the period had the Company acquired the companies at the beginning of the period.

(g) Reflects an increase in amortization expense in excess of historical amounts as a result of the following factors: (i) aggregate excess of the purchase price over the fair value of identifiable net assets, or goodwill, of approximately $75.5 million, amortized using the straight-line method over a useful life of thirty years, resulting in additional amortization of approximately $2.5 million and (ii) other intangible assets of approximately $700,000 (primarily costs assigned to contracts acquired), amortized on a straight-line method over a the remaining contractual lives of the underlying contracts, resulting in additional amortization of approximately $600,000. The total purchase price for each acquisition has been allocated to the assets acquired, including identifiable intangible assets, and liabilities assumed based on estimated fair values.

(h) Reflects an adjustment for interest expense ($11,963,000 and $5,981,000 for the year ended June 30, 1996 and for the six months ended December 31, 1996, respectively) to give effect to the Offering assuming an interest rate of 107/8% and gross proceeds of $110 million plus amortization of related deferred financing fees less elimination of interest expense ($4,290,000 and $3,728,000 for the year ended June 30, 1996 and for the six months ended December 31, 1996, respectively) as a result of the repayment of all outstanding indebtedness under the Existing Credit Facility and a reduction in principal of revolving indebtedness under the Existing Credit Facility through the use of the proceeds from the Equity transaction and the Offering, as if such transactions had occurred at July 1, 1995. This adjustment includes non-cash amortization of deferred financing fees associated with the Offering of $430,000 and $215,000 for the year ended June 30, 1996, respectively. The adjustment also includes the commitment fee of 3/8% on the estimated unused portion of the New Revolving Credit Facility of $25.0 million ($94,000 and $47,000 for the year ended June 30, 1996 and the six months ended December 31, 1996, respectively).

(i) The income tax expense for the twelve months ended June 30, 1996 includes a benefit of $456,000 due to the change in the Company's valuation allowance. Although realization is not assured, management has determined, based on the Company's history of earnings and its expectation for the future, that taxable income of the Company will more likely than not be sufficient to fully utilize its deferred income tax assets.

(j) Represents the income tax impact of the Acquisitions as if the acquired companies were wholly owned by the Company for the year ended June 30, 1996 and for the six months ended December 31, 1996, based on the Company's estimated tax rate of 34%, after giving effect to the pro forma adjustments including the non-deductible amortization of intangible assets (goodwill). The pro forma adjustment for income taxes is less than the statutory federal rate of 34% due to non deductible amortization of intangible assets and a provision for income taxes on the historical results of operations of certain acquired companies which previously elected to be taxed as "S" corporations as defined in the United States Internal Revenue Code of 1986, as amended, and for which no federal taxes were provided in their respective historical income statements.

(k) The unaudited results of AnyKind for the period July 1, 1996 through August 8, 1996 (the date of the acquisition by the Company) are presented herein. The Company has determined that the salaries and benefits component of AnyKind's store expenses (approximately 20.1% of revenues) for this period immediately preceding the acquisition are abnormally low as compared to AnyKind's historical expense levels (29.7% of revenues for the twelve months ended June 30, 1996.) For the period August 8, 1996 through December 31, 1996, the salaries and benefits expenses of the acquired stores as a percentage of revenues was approximately 33.2%. Furthermore, the Company's consolidated store salaries and benefits expenses for the six months ended December 31, 1996 as a percentage of revenues were 34.0%.

(l) Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, loss on store closings and sales, and extraordinary losses. Adjusted EBITDA does not represent cash flows as defined by generally accepted accounting principles and does not necessarily indicate that cash flows are sufficient to fund all of the Company's cash needs. Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss), cash flows from operating activities or other measures of liquidity determined in accordance with generally accepted accounting principles. Management believes that EBITDA should be reviewed by prospective investors because the Company uses EBITDA as one means of analyzing its ability to service its debt, the Company's lenders use EBITDA for the purpose of analyzing the Company's performance and the Company understands that EBITDA is used by certain investors as one measure of a company's historical ability to service its debt. Not all companies calculate EBITDA in the same fashion and therefore EBITDA as presented may not be comparable to other similarly titled measures of other companies.

                                  Exhibit Index
                                  -------------

Exhibit
Number    Description
------    -----------

 2.1 Purchase Agreement, dated as of March 31, 1997, among Dollar Financial Group, Inc., Dollar Financial Canada, LTD., Canadian Capital Corporation, Dollar Ontario LTD. and Gus E. Baril, Leslie A. Baril and the Baril Family Trust. The schedules to the Purchase Agreement and the exhibits thereto have been omitted. The Company will furnish supplementally to the Commission any of the schedules or exhibits upon request.*



-------------------------------
*     Incorporated by reference to the Form 8-K.